JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433
November 7, 2007
Cryptometrics, Inc.
73 Main Street
Tuckahoe, NY 10707

Re:	Agreement Amending Merger Agreement Among JAG Media Holdings, Inc. (“JAG Media”), Cryptometrics Acquisition, Inc. (“Cryptometrics Acquisition”), Cryptometrics, Inc. (“Cryptometrics”), Robert Barra, Michael Vitale, Karlen & Stolzar, Thomas J. Mazzarisi and Stephen J. Schoepfer (collectively, the “Parties”) dated as of January 24, 2007, as Further Amended by those Certain Agreements Among the Parties dated as of February 26, 2007, April 2, 2007, April 20, 2007, May 11, 2007, May 18, 2007, June 15, 2007, July 16, 2007 and August 16, 2007 (“Merger Agreement Amendment”)
Gentlemen:
This will confirm our understanding regarding the following changes to the Merger Agreement and Merger Agreement Amendment, which have been authorized by the directors of JAG Media, Cryptometrics Acquisition and Cryptometrics:
1.     The Closing Date set forth in the first sentence of paragraph 8 of the Merger Agreement Amendment is hereby changed to December 14, 2007.
2.     The Automatic Termination Date of November 7, 2007 set forth in the first sentence of paragraph 9 of the Merger Agreement Amendment is hereby changed to December 15, 2007.
3.     In lieu of delivering the tax opinion for the merger into escrow, as provided in paragraph 10 of the January 24, 2007 amendment to the Merger Agreement, a tax opinion substantially in the form previously filed shall be filed by JAG Media’s attorneys as an exhibit to Amendment No. 3 to the S-4 and a “bring-down” of such tax opinion shall be delivered at Closing by JAG Media’s attorneys upon their receipt of acceptable representation letters from JAG Media and Cryptometrics dated as of the date of the “bring down” of the tax opinion.

Cryptometrics, Inc.
November 7, 2007
Page -2-

4.     The “Additional Transaction Costs” to be paid by Cryptometrics pursuant to paragraph 3 of the August 16, 2007 amendment to the Merger Agreement are increased from $200,000 to $300,000.
5.     The number of options, warrants and shares of Common Stock that JAG Media may issue to address JAG Media Expenses and Additional Transaction Costs pursuant to paragraph 4 of the August 16, 2007 amendment to the Merger Agreement is hereby increased from 750,000 shares to 1,250,000 shares. All proceeds from the sale of these 1,250,000 shares, regardless of the amount of such proceeds, shall be allocated and distributed 2/3 to JAG Media and 1/3 to Cryptometrics.
All defined terms used in this agreement, which are not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement Amendment. Except as otherwise set forth in this agreement, the Merger Agreement Amendment and the Merger Agreement shall remain unchanged and in full force and effect. The company voting and lock-up agreement executed in connection with the Merger Agreement shall continue in full force and effect and “Merger Agreement” as defined therein shall include all amendments thereto, inclusive of that contained herein.
If the foregoing accurately reflects your understanding of our agreement regarding the above matter, please indicate your agreement and acceptance by signing in the appropriate space below and returning a fully executed and dated copy of this agreement to the undersigned.
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Cryptometrics, Inc.
November 7, 2007
Page -2-

Sincerely yours, JAG MEDIA HOLDINGS, INC.
By:	/s/ Thomas J. Mazzarisi
	Name:	Thomas J. Mazzarisi
	Title:	Chairman & CEO
	Date:	November 7, 2007

AGREED AND ACCEPTED: CRYPTOMETRICS, INC.
By:	/s/ Robert Barra
	Name:	Robert Barra
	Title:	Co-CEO
	Date:	November 12, 2007

/s/ Robert Barra
Robert Barra Dated: November 12, 2007

/s/ Michael Vitale
Michael Vitale Dated: November 12, 2007

AGREED AND ACCEPTED: CRYPTOMETRICS ACQUISITION, INC.
By:	/s/ Thomas J. Mazzarisi
	Name:	Thomas J. Mazzarisi
	Title:	President
	Date:	November 7, 2007

The undersigned is signing this agreement solely in its capacity as “Escrow Agent” pursuant to the provisions of paragraph 10 of the Merger Agreement Amendment

KARLEN & STOLZAR, LLP
By:	/s/ Michael I. Stolzar
	Name:	Michael I. Stolzar
	Title:	Partner
	Date:	November 12, 2007

The undersigned are signing this agreement
only with respect to their obligations set forth
in paragraph 12 of the Merger Agreement Amendment

/s/ Thomas J. Mazzarisi
Thomas J. Mazzarisi Dated: November 12, 2007

/s/ Stephen J. Schoepfer
Stephen J. Schoepfer Dated: November 7, 2007